UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 2016

Threshold Pharmaceuticals, Inc.

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-32979 (Commission File Number)	94-3409596 (I.R.S. Employer Identification No.)

170 Harbor Way, Suite 300 South San Francisco, California (Address of principal executive offices)	94080 (Zip Code)

Registrant’s telephone number, including area code: (650) 474-8200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07         Submission of Matters to a Vote of Security Holders

On June 24, 2016, the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Threshold Pharmaceuticals, Inc. (the “Company”) was held at the Company’s corporate offices in South San Francisco, California. The Company’s stockholders voted on the following three proposals:

(1)         Proposal to elect the three nominees named below as Class III directors to serve until the Company’s 2019 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.  Each of the two named nominees were so elected, with the votes thereon at the Annual Meeting as follows:

Final Voting Results

Nominee	For	Withheld	Broker Non- Vote
Bruce C. Cozadd	23,555,165	870,513	28,653,540
David R. Hoffmann	23,787,297	638,381	28,653,540
George G.C. Parker, Ph.D.	23,872,857	552,821	28,653,540

The Company’s Class I directors, Jeffrey W. Bird and Harold E. Selick, will each continue to serve on the Company’s Board of Directors until the Company’s 2017 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until his earlier death, resignation or removal. The Company’s Class II directors, Wilfred E. Jaeger and David R. Parkinson, will each continue to serve on the Company’s Board of Directors until the Company’s 2018 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until his earlier death, resignation or removal.

(2)         Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. This proposal was approved, with the votes thereon at the Annual Meeting as follows:

Final Voting Results

For	Against	Abstain	Broker Non-Vote
52,438,272	499,343	141,603	0

(3)         Proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s definitive proxy statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission on April 29, 2016. This proposal was approved, with the votes thereon at the Annual Meeting as follows:

Final Voting Results

For	Against	Abstain	Broker Non-Vote
23,489,300	688,032	248,346	28,653,540

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Threshold Pharmaceuticals, Inc.

Date: June 27, 2016	By:	/s/ Joel A. Fernandes
Name: Joel A. Fernandes
Title: Vice President, Finance and Controller.